UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2003

CTI MOLECULAR IMAGING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49867	62-1377363

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

810 Innovation Drive, Knoxville, Tennessee 37932

(Address of Principal Executive Offices, including Zip Code)

(865) 281-2000

(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURE
INDEX TO EXHIBITS
PRESS RELEASE

Item 5. Other Events and Required FD Disclosure.

     On October 1, 2003, CTI Molecular Imaging, Inc. (the “Corporation”) announced that Terry D. Douglass, Ph.D has decided to step down as the Corporation’s President and Chief Executive Officer. Dr. Douglass will continue to serve as the Chairman of the Board of Directors of the Corporation. Upon the acceptance of Dr. Douglass’ resignation, the Board of Directors unanimously appointed Ronald Nutt, Ph.D, co-founder of the Corporation and current President of CPS Innovations, to serve as the Corporation’s President and Chief Executive Officer.

     A copy of the press release concerning Dr. Douglass’ resignation and Dr. Nutt’s appointment is filed as Exhibit 99.1 hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI MOLECULAR IMAGING, INC.

/s/ David N. Gill David N. Gill Senior Chief Financial Officer and Senior Vice President (Principal Accounting Officer)

Date: October 2, 2003

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated October 1, 2003